Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: August 27, 2021	COOPERATIEVE GILDE HEALTHCARE IV U.A.

By: GILDE HEALTHCARE IV MANAGEMENT BV
Its: Manager

	By:	/s/ M.O.J.M. Perret
	Name:	M.O.J.M. Perret
	Title:	Managing Director

GILDE HEALTHCARE IV MANAGEMENT BV

	By:	/s/ M.O.J.M. Perret
	Name:	M.O.J.M. Perret
	Title:	Managing Director

GILDE HEALTHCARE HOLDING BV

	By:	/s/ M.O.J.M. Perret
	Name:	M.O.J.M. Perret
	Title:	Managing Director

/s/ Marc Olivier Perret
Marc Olivier Perret

/s/ Edwin de Graaf
Edwin de Graaf

MARTEMANSHURK BV

	By:	/s/ Pieter van der Meer
	Name:	Pieter van der Meer
	Title:	Managing Director